EXHIBIT 10.3

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of September 11, 2007; by and between ProElite, Inc., a New Jersey corporation (the “Pledgor”) and Terry Trebilcock and Juliemae Trebilcock (the “Pledgees”) with reference to the following:

RECITALS

A. Concurrently with the execution of this Agreement, Pledgor is purchasing from Pledgees all of the capital stock of King of the Cage, Inc. (the “Company”) pursuant to a Stock Purchase dated as of September 7, 2007 among the Company, Pledgor and Pledgees (the “Stock Purchase Agreement”). Defined terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

B. Under the Purchase Agreement, a certain portion of the Purchase Price consists of contingent payments (the “Contingent Payments”).

C. As security for the Contingent Payments, Pledgor has agreed to pledge the Collateral (as defined below) to Pledgees.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Security Interest. For valuable consideration and to secure the Obligations (defined below), the Pledgor hereby grants to the Pledgees a first priority security interest in all of the Company Shares (the “Pledged Shares”) (collectively, the “Collateral”). The security interest granted hereunder may be perfected by the filing of a UCC-1 financing statement in the state of New Jersey (and if necessary to perfect such security interest, in the State of California). The Pledgor hereby appoints the Pledgees as its attorney-in-fact to file such financing statement.

2. Obligations Secured. This Agreement and the security interest created hereby are given for the purpose of securing the Pledgor’s obligations to make the Contingent Payments (the “Obligations”).

3. Warranties. The Pledgor hereby warrants that upon the consummation of the Purchase Agreement and assuming the representations of the Pledgees thereunder are true and correct, the Pledgor is the owner of the Collateral and has the right to pledge the Collateral, and that the Collateral is free from all liens, adverse claims and other security interests, other than (i) those restrictions created hereby, and (ii) the restrictions on transfer imposed by applicable federal and state securities laws. The security interest in the Pledged Shares granted by the Pledgor hereunder is a first priority security interest.

4. Delivery of Certificate(s). Upon the request of Pledgees, the Pledgor agrees to deliver to the Pledgees the certificates, representing the Pledged Shares. Any new, additional or different securities or other property which may now or hereafter become distributable with respect to the Collateral by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s common stock as a class shall, upon receipt by the Pledgor, be part of the Collateral hereunder.

5. Payment of Taxes and Other Charges. The Pledgor shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event that the Pledgor fails to do so, the Pledgees may at their election pay any or all of such taxes and other charges without contesting the validity or legality thereof. The payments so made shall become part of the Obligations secured hereunder, and until paid shall bear interest at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of interest income to the Pledgees and compensation income to the Pledgor under the Federal tax laws.

6. Shareholder Rights. So long as there exists no Event of Default under Paragraph 10 of this Agreement, the Pledgor may exercise all shareholder voting rights and be entitled to receive any and all distributions on the Collateral and all proxy statements and other shareholder materials pertaining to the Collateral.

7. Rights and Powers of Pledgees. The Pledgees may, without obligation to do so, perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement. Expenses reasonably incurred in connection with such action shall be payable by the Pledgor and become part of the Obligations secured hereunder.

8. Transfer of Assets. Pledgor shall not sell the Collateral on the trademarks of the Company. Additionally, Pledgor shall not enter into an exclusive license for the library or the trademarks of the Company unless the Company receives substantially all of the benefits therefrom.

9. Release of Collateral. The Collateral shall be released from the pledge and no longer subject to the terms of this Agreement upon the earlier to occur of a sale of such Collateral in accordance with Paragraph 10 hereof or the payment in full of all Contingent Payments pursuant to the Purchase Agreement.

10. Transfer of Interests. The Pledgors hereby covenant that, until such time as the Obligations have been fully paid, performed and satisfied, the Pledgor shall not sell, convey or otherwise dispose of any of the Collateral or any interest therein, or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Collateral, or the proceeds thereof, other than the security interest created hereby.

11. Events of Default. (a) The occurrence of and continuance of the following events shall constitute an “Event of Default” under this Agreement provided, however, that, if the Pledgor disputes whether or not an Event of Default has occurred, it shall not be deemed to be an Event of Default until such dispute has been conclusively resolved by a court of competent jurisdiction (after all appeals have been exhausted) in favor of the Pledgees.

(i) the failure of the Pledgor to make any Contingent Payment within thirty days after receipt by the Pledgor of written notice of failure to pay; or

(ii) the failure of the Pledgor to perform any material obligation imposed upon the Pledgor by reason of this Agreement, the Purchase Agreement or the Employment Agreement within thirty days after receipt by the Pledgor of written notice of such failure.

(b) Upon the occurrence of any Event of Default, the Pledgees may exercise only the following rights and remedies granted to a secured party under the provisions of the California Uniform Commercial Code: (i) the power to dispose of the Collateral by public or private sale, in which case the provisions of Section 14 shall apply including the right of Pledgees to be paid the amount of the Obligations in case of an overbid, or (ii) to accept the Collateral in full payment and satisfaction of all Obligations then owed or thereafter arising under the Purchase Agreement, in which case the Pledgees will concurrently pay to the Pledgor all cash payments paid under Section 2.1(a) of the Purchase Agreement which the Pledgees have received under the Purchase Agreement.

12. Other Remedies. Any forbearance, failure or delay by the Pledgees in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of Pledgees under this Agreement shall continue in full force and effect unless such right, power or remedy is specifically waived by an instrument executed by the Pledgees.

13. Costs and Expenses. All costs and expenses (including reasonable attorneys fees) incurred by the Pledgees in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the Obligations secured hereunder and shall bear interest until paid at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of interest income to the Pledgees and compensation income to the Pledgors under the Federal tax laws.

14. Application of Proceeds. The proceeds of sale of any of the Collateral pursuant to Paragraph 11 shall be applied by the Pledgees in the following order of priority: (i) to the payment of expenses (including all attorneys’ fees) incurred in connection with any such sale, transfer or delivery of all or any portion of the Collateral; (ii) to the payment of any other reasonable costs, fees or expenses incurred or paid by the Pledgees in exercising any right, power or remedy conferred by this Agreement; and (iii) to the satisfaction of the Obligations. Pledgees shall pay any balance remaining to the Pledgor. In the event that the proceeds of any sale of all or any portion of the Collateral exceed the Obligations, Pledgees shall deliver any excess proceeds to the Pledgor. Notwithstanding the foregoing, solely for the purposes of determining the amount of any credit bid by the Pledgees pursuant to Paragraph 11(b), Obligations shall include all unpaid Contingent Payments (as defined in the Purchase Agreement) which the Pledgees would have earned but for the breach by Pledgor of its obligations under the Purchase Agreement, it being understood that any shares of common stock issuance shall be valued as provided in the Purchase Agreement.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without resort to that State’s conflict-of-laws rules.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the Pledgor and Pledgees as of the date first written above.

“Pledgor” ProElite, Inc. By: _____________________________________ Douglas DeLuca, Chief Executive Officer

“Pledgees” _____________________________________ Terry Trebilcock _____________________________________ _____________________________________ Julie Fae Trebilcock